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                                                                                                     EXHIBIT 99


                                                        TXU ENERGY COMPANY LLC
                                              CONDENSED STATEMENT OF CONSOLIDATED INCOME
                                                              (Unaudited)



                                                                                              Twelve Months Ended
                                                                                               September 30, 2004
                                                                                              -------------------
                                                                                             (millions of dollars)

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Operating revenues........................................................................           $ 8,332

Operating expenses:
   Cost of energy sold and delivery fees..................................................             5,237
   Operating costs........................................................................               694
   Depreciation and amortization..........................................................               369
   Selling, general and administrative expenses...........................................               670
   Franchise and revenue-based taxes......................................................               120
   Other income...........................................................................               (55)
   Other deductions.......................................................................               314
   Interest income........................................................................               (26)
   Interest expense and related charges...................................................               340
                                                                                                     -------
     Total costs and expenses.............................................................             7,663
                                                                                                     -------

Income from continuing operations before income taxes.....................................               669

Income tax expense........................................................................               204
                                                                                                     -------

Income from continuing operations.........................................................               465

Loss from discontinued operations, net of tax benefit.....................................               (48)
                                                                                                     -------
Net income................................................................................           $   417
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